Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in Registration Statement No. 333-45903 on Form S-8 dated February 9, 1998 and Registration Statement No. 333-106245 on Form S-8 dated June 18, 2003 pertaining to the Volt Information Sciences, Inc. Savings Plan of our report dated June 27, 2005, with respect to the financial statements and schedules of the Volt Information Sciences, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.


New York, New York
July 7, 2005


                                                                              13